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                                                                   EXHIBIT 10.37

                          SUMMARY PLAN DESCRIPTION FOR
                            SABBATICAL LEAVE PLAN OF
                                  SYBASE, INC.

                    (AMENDED AND RESTATED AS OF MAY 1, 2003)

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                      SABBATICAL LEAVE PLAN OF SYBASE, INC.

                    (AMENDED AND RESTATED AS OF MAY 1, 2003)

1.       Introduction.

         This Plan hereby amends and restates the Sabbatical Leave Plan of Sybase, Inc. (originally effective as of October 22, 1990) in its entirety. This document (a) sets forth the terms and conditions of the Plan, which will govern any Sabbatical Leave that begins (or continues) on or after May 1, 2003; and (b) terminates all future accruals of benefits under the Plan as of April 30, 2003.

         The purpose of this Plan is to establish a uniform basis for providing paid sabbatical leaves to eligible employees of Sybase and certain of its affiliates. This document is both the written instrument under which the Plan is maintained and its summary plan description. Plan benefits payable to Members employed or residing in California are funded by the Trust established under the Trust Agreement for the Plan. The Plan and Trust together are intended to be a tax-exempt voluntary employees' beneficiary association (as defined in section 501(c)(9) of the Code) and an employee welfare benefit plan (as defined in section 3(1) of ERISA).

2.       Definitions.

         2.1 "Approving Authority" means (a) an authorized representative of Sybase's Human Resources Department as designated by the Vice President of Human Resources, and (b)(1) both the individual to whom a Member reports and the Vice President in charge of his or her department; or (2) the officer to whom the Member reports, in the case of a Vice President or other more senior officer; or (3) the Board of Directors of Sybase, in the case of the Chairman or Chief Executive Officer of Sybase.

         2.2 "Base Compensation" means a Member's regular base salary, excluding commissions, incentive compensation, bonuses and other irregularly paid compensation items.

         2.3 "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor or similar statute hereafter enacted.

         2.4 "Employer" means Sybase, Inc., and any other subsidiary or affiliate of Sybase, or any trade or business acquired by Sybase, that Sybase may designate in writing from time to time as an Employer under the Plan.

         2.5 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor or similar statute hereafter enacted.

         2.6 "Fiduciary" means a person who is a fiduciary with respect to the Plan (within the meaning of section 3(21) of ERISA).

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         2.7      "Member" means any regular full-time or part-time employee of an Employer who is employed in the United States. Any employee who was employed by an Employer as an Intern or Co-op before January 1, 1999 and who becomes a regular employee without incurring a break in service of one year (365 days) or more, will be treated as a Member as of his or her most recent hire date as an Intern or Co-op. However, the term "Member" shall not include any employee (a) who is scheduled to work less than 20 hours a week, or (b) who works on an "on-call" or "as needed" basis. Notwithstanding the foregoing, no employee shall become a Member after April 30, 2003.

         2.8 "Plan" means the Sabbatical Leave Plan of Sybase, Inc. (as amended and restated effective as of May 1, 2003), as set forth in this instrument and as heretofore or hereafter amended from time to time.

         2.9      "Plan Administrator" means Sybase.

         2.10     "Plan Year" means the calendar year.

         2.11     "Sabbatical Leave" means a period of time:

                  (a) For which a Member while remaining an employee of an Employer receives payment from the Trust, in the case of Members employed or residing in California, or from the Employer, in the case of all other employees, at the rate of Base Compensation described in
         Section 4.4.1; and

                  (b) During which the Member may engage in any activity of his or her choice, other than any gainful employment. Notwithstanding the foregoing restriction, the Approving Authority and the Vice President, Human Resources may in their joint discretion permit a Member to engage in gainful employment while on Sabbatical Leave, consistent with the Sybase "Conflicts of Interest" policy.

         2.12 "Service" means the period beginning on the most recent date on which an employee became a Member pursuant to Section 2.7 and ending on the effective date of the termination of his or her status as a Member. Service completed before the date an affiliate of Sybase becomes an Employer will be included for such affiliate only to the extent specified by Sybase in writing.

                  (a) Service includes only periods of employment with an Employer as a Member and excludes all periods of employment with other affiliates of Sybase, except to the extent specified by Sybase in writing. If a Member (i) transfers to a Sybase affiliate, and (ii) is compensated on the Sybase affiliate's payroll, and if the Sybase affiliate offers sabbatical leave, then Service credit under this Plan shall continue to be earned, but no Service credit with respect to the affiliate sabbatical plan will be earned. If such Member transfers to a Sybase affiliate which does not offer sabbatical leave, then earned Service credit under this Plan shall be suspended until the Member returns to the payroll of Sybase or another affiliate which offers sabbatical leave.

                  (b) A Member's Service credit will be cancelled when his or her employment with Sybase and all its affiliates terminates and will not be restored in the event of rehire,

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         unless the Member is rehired by an Employer as a Member within 12 months of his or her termination effective date. Service credit will not be given for the days between the termination effective date and the date of rehire.

                  (c) A maximum of 90 days of Service will be credited for any period of approved paid or unpaid absence from active employment (other than vacation or Sabbatical Leave). Service will be credited for any period of military or other legally mandated leave of absence in accordance with legal requirements.

         2.13 "Sybase" means Sybase, Inc., and any successor by merger, acquisition or otherwise that assumes the obligations of Sybase under the Plan.

         2.14     "Trust" means the trust established by the Trust Agreement.

         2.15 "Trust Agreement" means the agreement entered into by and between Sybase and the Trustee to provide Sabbatical Leave payments to Members employed or residing in California under the Plan.

         2.15 "Trustee" means one or more banks or other Fiduciaries appointed by Sybase to hold and administer Plan assets under the Trust Agreement for the exclusive benefit of the Members, subject to the provisions of the Plan.

3.       Eligibility for Sabbatical Leave.

         3.1 General Eligibility Rules. A Member is eligible for a Sabbatical Leave, in the amount and for the duration specified in Section 4, only if he or she is a Member on the day before the first day of the Sabbatical Leave.

         3.2      Eligibility Date. A Member becomes eligible for a Sabbatical
Leave:

                  (a) On the date the Member completes five (5) full years of Service, measured from (1) his or her most recent date of hire by an Employer including any adjustments made for breaks in service of less than 365 days, or (2) to the extent specified by Sybase in writing; and

                  (b)      On the date the Member completes each additional five
         (5) full years of Service, measured from the first date of his or her most recent Sabbatical Leave eligibility period;

provided, however, that no Member shall become eligible for more than one Sabbatical Leave after April 30, 2003.

         3.3      Scheduling and Process.

                  (a) The scheduling of a Member's Sabbatical Leave is based on the Member's preference, the Employers' business requirements, and the timing of Sabbatical Leaves scheduled by other Members. The Member must submit a Leave/Termination Request (" LTR") Form, setting forth the proposed timing of a Sabbatical Leave, and must use

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         reasonable efforts to submit his or her completed LTR Form to the
         Approving Authority and to Sybase's Human Resources Department at least 14 days before the proposed start date of the Sabbatical Leave. The Approving Authority will decide whether the Member's proposed timing of a Sabbatical Leave is consistent with the Employer's business requirements. The Approving Authority's decision will be final, binding and conclusive and is not subject to review under the claims and appeal procedures of Section 7.

                  (b) Except as specified in Section 4.2, no extensions of the 12-month eligibility period will be granted, whether to accommodate business requirements or for any other reason.

                  (c) If vacation time will be used to supplement Sabbatical Leave, it must be indicated on the LTR. Accrued but unused vacation may not be cashed out for use during the Sabbatical Leave.

                  (d) When the Member returns from Sabbatical Leave, an LTR must be completed by the Business Unit HR Representative indicating the Member's return date. The return LTR must be submitted to the Records Department in Human Resources.

                  (e) Notwithstanding paragraph (b) above, if a Member is unable to take Sabbatical Leave in one uninterrupted period due to business reasons, the business reason(s) must be clearly stated on the LTR and must be approved by the Member's manager and Business Unit HR Representative. Sabbatical Leave may not be split into more than two
         (2) three (3)-week increments and must be used within the 12-month eligibility period.

4.       Duration, Expiration and Payment.

         4.1      Duration.

                  (a) On the date a Member becomes eligible under Section 3.2, the Member will be eligible for a Sabbatical Leave as follows:

                           (1) If the Member's most recent period of employment with an Employer began after December 31, 2001, his or Sabbatical Leave will be:

                                    (A)      Four (4) calendar weeks; multiplied
                           by

                                    (B)      A fraction, of which (i) the
                           numerator is the number of days of Service the Member completed before May 1, 2003 and (if applicable) after the date he or she became eligible for his or her most recent Sabbatical Leave, and (ii) the denominator is one thousand eight hundred twenty-six
                           (1826). Any fraction of a day shall be rounded up if greater than 0.50 shall be rounded up to provide a whole day and any fraction which is 0.50 or less shall be rounded down to eliminate the resulting fraction.

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                           (2)      If the Member's most recent period of
                  employment with an Employer began before January 1, 2002, his or Sabbatical Leave will be:

                                    (A)      Six (6) calendar weeks; multiplied
                           by

                                    (B)      A fraction, of which (i) the
                           numerator is the number of days of Service the Member completed before May 1, 2003 and (if applicable) after the date he or she became eligible for his or her most recent Sabbatical Leave, and (ii) the denominator is one thousand eight hundred twenty-six
                           (1826). Any fraction of a day shall be rounded up if greater than 0.50 shall be rounded up to provide a whole day and any fraction which is 0.50 or less shall be rounded down to eliminate the resulting fraction.

                  (b) If the Member became eligible for a Sabbatical Leave before May 1, 2003 (a "Transition Member") and the 12-month eligibility period has not expired (under the rules in effect under Section 3.3(b) as in effect when the 12-month period began), his or her Sabbatical Leave shall be six (6) weeks, less the number of days of the Sabbatical Leave he or she had taken prior to May 1, 2003. Before July 1, 2003, a transition Member may elect (by providing notice to, and in the manner specified by, the Plan Administrator) to forfeit the remainder of his or her unused Sabbatical Leave in exchange for a lump sum payment equal to fifty percent (50%) of the amount that would have been paid if he or she had instead taken his or her entire unused Sabbatical Leave.

                  (c) A Member must use his or her Sabbatical Leave in a single uninterrupted period, unless approved in advance in accordance with Section 3.3(e).

         4.2      Expiration.

                  (a) General Rules. A Member's eligibility for a Sabbatical Leave will terminate if he or she does not begin the Sabbatical Leave during the 12-month period that begins on the first date of his or her Sabbatical Leave eligibility period under Section 3.2, provided that extensions will be honored if granted prior to May 1, 2003 under the rules in effect under Section 3.3(b) as then in effect.

                  (b)      International Assignments.

                           (1) If a Member becomes eligible for Sabbatical Leave while on temporary assignment outside of the United States, the Member's eligibility for a Sabbatical Leave will not terminate until 12 months after the date the foreign assignment ends.

                           (2) A Member may not take Sabbatical Leave while on temporary foreign assignment unless the Leave is scheduled as provided in Section 3.3 and approved by both the Approving Authority and management at the foreign location.

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                           (3)      If a Member is on a foreign assignment and
                  being paid on the U.S. payroll, the Member's period of employment in that status will continue count as Service in determining his or her eligibility for Sabbatical Leave.

                           (4) If a Member is on foreign assignment and being paid on the local payroll, the Member's period of employment in that status will continue count as Service in determining his or her eligibility for Sabbatical Leave only if the foreign location also provides a sabbatical benefit for local employees.

                           (5) In the event that the foreign assignment is in a foreign location that does not offer a sabbatical benefit for local employees, the Member's period of employment in that status will not count as Service in determining his or her eligibility for Sabbatical Leave. When the Member returns to the U.S. or moves to a foreign assignment and is paid on (i) the U.S. payroll, or (ii) a local payroll in a foreign location which provides a sabbatical benefit for local employees, the date the Member returns to that payroll will be used as the commencement date for counting the Member's period of employment in that status as Service in determining his or her eligibility for Sabbatical Leave.

         4.3 Forfeiture. A Member's eligibility to take his or her unused Sabbatical Leave will be forfeited at the earlier of:

                  (a) The last day of the initial 12-month period described in Section 4.2 (or any extension thereof approved in accordance with Section 4.2);

                  (b) The date payment is made in lieu of a Sabbatical Leave pursuant to Section 4.1(b);

                  (c) The date the Member's employment by Sybase and all its affiliates terminates for any reason; or

                  (d) If the Member accepts employment with any other employer during his or her Sabbatical Leave without approval by the Approving Authority, the date the Member is employed by such other employer.

                  (e) Any uncompleted Sabbatical Leave will be forfeited upon the Member's return to active employment for any reason other than temporary recall to active employment by his or her Employer.

                  (f) No compensation will be paid to any Member on account of any forfeited Sabbatical Leave.

                  (g) No Member will be entitled to receive compensation in lieu of taking his or her Sabbatical Leave, except as provided in
         Section 4.1(b).

                  (h) Sabbatical is not an accrued benefit. No Member will be entitled to receive any unused Sabbatical time as compensation at the time of his or her termination.

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         4.4      Payment.

                  4.4.1 Rate of Payment. For the period of his or her absence on Sabbatical Leave, a Member will be entitled to receive payments directly from the Trust, in the case of all Members employed or residing in California, or from the Employer, in the case of all other Members, at the rate of the Base Compensation being paid to the Member immediately before the start of the Sabbatical Leave (subject to Section 4.4.3), based on his or her regularly scheduled hours as of that date. The Member's Base Compensation rate is subject to adjustment during the Sabbatical Leave in the same manner as for Members who are not absent. If at any time during a Sabbatical Leave the Member is or becomes entitled to receive sales commissions or other incentive compensation earned before the Sabbatical Leave began, that compensation will be paid, in accordance with the North American Sales Compensation Plan or any other sales commission or incentive compensation plan or arrangement under which the compensation was earned, on the normal payment date.

                  4.4.2 Manner of Payment. The compensation payable to a Member for the period of a Sabbatical Leave will be paid by check or direct deposit, as requested by the Member, on regularly scheduled paydays during or immediately following the Sabbatical Leave.

                  4.4.3 Code Limitations. No portion of any Member's annual rate of Base Compensation that exceeds $200,000 (as adjusted annually for cost of living increases in accordance with sections 401(a)(17) and 415(d) of the
Code) will be taken into account in computing the payments to be made from the Trust, in the case of all Members employed or residing in California, or from the Employer, in the case of all other Members. The Plan Administrator may limit the rates of Base Compensation taken into account for highly-compensated Members in order to satisfy the nondiscrimination requirements of section 505(b) of the Code.

         4.5 Other Benefits. A Member's coverage, vesting and eligibility for benefits under all other employee benefit plans (within the meaning of section 3(3) of ERISA) an Employer and its affiliates will not be adversely affected by his or her absence from active employment while on Sabbatical Leave, except to the extent directed by the Plan Administrator in order to assure compliance with applicable tax and legal requirements. For example, vacation accrual, stock option vesting, and participation in the Sybase 401(k) Plan and the Sybase ESPP (Employee Stock Purchase Plan) continue during Sabbatical Leave. However, any employee benefit plan change that becomes effective while the Member is on Sabbatical Leave will apply to the Member in the same manner as for Members who are not absent.

                  4.5.1 Vacations. A Member may increase the duration of his or her absence from active employment on a Sabbatical Leave by scheduling accrued vacation time (in accordance with normal procedures) for the period immediately before or after the Sabbatical Leave. Accrued but unused vacation may not be cashed out, in whole or in part, for use during Sabbatical Leave. Unaccrued vacation time may not be used in conjunction with Sabbatical Leave.

                  4.5.2 Paid Holidays. For each regular paid holiday that falls within the period of a Member's Sabbatical Leave, an additional day will be added to the Sabbatical Leave, and

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the Member will be paid for that day by the Trust, in the case of all Members employed or residing in California, or by the Employer, in the case of all other Members, in accordance with Section 4.4.

                  4.5.3 Paid Sick Days. No additional days will be added to a Member's Sabbatical Leave for sick days that fall within the period of the Sabbatical Leave, and those sick days will not be otherwise recoverable, unless the Member is hospitalized or the illness lasts for more than seven (7) consecutive calendar days, as documented in writing by a qualified physician. In that event, the Member must initiate a medical leave of absence request in order to extend his or her Sabbatical Leave by the number of days of the medical leave (if approved in accordance with normal procedures).

         4.6 At-Will Employment. Nothing in this Plan alters the at-will status of a Member's employment with an Employer, and each Member will remain subject to discharge at any time in accordance with the Employer's policies in effect from time to time.

5.       Plan Administration.

         5.1 Plan Administrator. The Plan is administered by the Plan Administrator. The Administrator is the "named fiduciary" under section 402(a)(1) of ERISA with respect to the administration of the Plan.

         5.2 Allocation and Delegation of Duties. The Plan Administrator may allocate or delegate any of its fiduciary responsibilities to any person or persons. "Delegation" includes designating any person or persons to carry out any of its fiduciary responsibilities. The allocation or delegation will be made in writing and included in the records of the Plan, and will be terminable by the Plan Administrator. To the extent that there has been any allocation or delegation under this Section 5.2, the person or entity to whom the allocation or delegation has been made will periodically submit a complete written report concerning its activities under the Plan to the Plan Administrator at such times as it may determine.

         5.3 Duties and Powers of the Administrator. The Plan Administrator has full power and discretion to administer the Plan. For example, the Plan Administrator is responsible for:

                  (a) Interpreting the Plan and making rules for administering the Plan;

                  (b) Deciding all questions of eligibility for Plan benefits, except for questions that are within the jurisdiction of the Approving Authority;

                  (c) Authorizing and assuring the prompt and correct payment of all benefits and directing the Trustee to pay those Plan benefits that are payable from the Trust;

                  (d) Engaging advisers and others to provide professional and other services helpful or needed to administer the Plan;

                  (e)      Preserving all records necessary for the Plan;

                  (f)      Filing needed returns and reports;

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                  (g)      Reviewing periodically any allocation or delegation
         of its duties and any appointment of advisers;

                  (h)      Assuring that any bonding requirements are met;

                  (i) Establishing procedures to prevent the Plan from engaging in transactions prohibited by ERISA or other applicable law; and

                  (j) Taking all other actions reasonably required to administer the Plan.

The Plan Administrator may allocate or delegate any of these powers and duties to another person or persons, as provided in Section 5.2.

         5.4 No Discrimination. The Plan Administrator will exercise all discretion concerning Plan administration in a nondiscriminatory manner with respect to all persons similarly situated.

         5.5 Notices and Instruments. All written notices, instruments and elections to be filed under the Plan must be filed in writing with the person designated by the Plan Administrator on specified forms and at the designated address. Such notices, instruments or elections will be effective upon actual receipt by the person designated by the Plan Administrator.

         5.6 Plan and Trust Expenses. The expenses of operating and maintaining the Plan and Trust may be paid by the Trustee from Plan assets or (if not so paid) by the Employers. Such expenses include any expenses incidental to the functioning of the Plan Administrator, such as fees of advisers, professionals and other specialists, and other costs of administering the Plan and Trust and investing Plan assets.

6.       Plan Assets.

         6.1 Trust. All Plan assets for Members employed or residing in California will be held in trust by the Trustee under the Trust Agreement. (The Plan is unfunded with respect to Members employed or residing outside California.) In its discretion, Sybase may terminate any Trustee and appoint new Trustees.

         6.2 Trust Agreement and Trust Fund. Sybase may enter into a Trust Agreement with the Trustee providing for the investment of Plan assets and prescribing the powers, duties, obligations and functions of the Trustee with respect to the Plan. The Trust Agreement will form a part of the Plan, and any rights and benefits of any Member employed or residing in California under the Plan will be subject to all terms of the Trust Agreement. All Plan assets will be held in trust for the exclusive benefit of Plan Members employed or residing in California. The Plan has no assets attributable to Members employed or residing outside of California. In no event will any part of the Plan assets held in Trust revert to any Employer, unless permitted by Section 8.4.

         6.3 Benefits Supported Only by Plan Assets. Any person employed or residing in California who has any claim under the Plan must look for satisfaction solely to the Plan assets held in the Trust. No person, including, without limitation, the Plan Administrator, any Employer and the Trustee, will have any liability whatsoever for the payment of any benefit

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under the Plan for any Member employed or residing in California, except to the extent that Plan assets held in the Trust are available for the payment of that benefit.

         6.4 Funding. The Employers may make contributions to fund the Plan with respect to Members employed or residing in California. Sybase may establish, review and revise a funding policy for the Plan which may involve matters such as the amount and liquidity of Plan assets held in the Trust and the anticipated receipts and expenditures of the Plan for the year. Any such funding policy will be communicated to the Trustee.

7.       Claims and Review Procedures.

         7.1 Claims Procedure. Any Member or other employee who believes he or she is entitled to any payment under the Plan may submit a claim in writing to the Plan Administrator. If the claim is denied, in full or in part, the employee will receive a written notice explaining the specific reasons for the denial, referring to the provisions of the Plan on which the denial is based, and describing any additional information needed to support the claim. The denial notice will be provided within 90 days after the claim is received. If special circumstances require an extension of time (up to 90 days), written notice of the extension will be given within the initial 90-day period.

         7.2 Review Procedure. If a Member's or other employee's claim is denied, the employee (or his or her authorized representative) may apply in writing to the Plan Administrator for a review of the decision denying the claim. The employee (or representative) then has the right to review pertinent documents and to submit issues and comments in writing. The Plan Administrator will provide written notice of its decision on review within 60 days after it receives a review request. If additional time is needed to review the request, the employee will be given written notice of the reason for the delay.

8.       Amendment and Termination.

         8.1 Amendment. The Plan may be amended by Sybase in writing at any time, from time to time, to any extent and with or without prior notice, including, without limitation, any retroactive amendment that is deemed necessary or advisable to qualify the Plan and/or the Trust under the provisions of section 501(c)(9) of the Code. However, except to the extent expressly authorized under the Plan and required or permitted by ERISA or the Code, no such amendment will:

                  (a) Cause any Plan assets to revert to or be recoverable by any Employer, except to the extent required or permitted by ERISA and the Code;

                  (b) Cause any Plan assets to be used for or diverted to purposes other than the exclusive benefit of Plan Members and their beneficiaries; or

                  (c) Deprive any Member of any benefit for which he or she has already satisfied any and all eligibility requirements.

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Furthermore, no such amendment will alter, change or modify the duties, powers or liabilities of the Trustee without the Trustee's written consent. Any amendment will be made by a written instrument executed by the Vice President of Worldwide Human Resources.

         8.2 Termination. No Employer is under any obligation or liability to continue its contributions or to maintain the Plan or Trust for any period of time. At any time, for any reason, to any extent and with or without prior notice, Sybase may discontinue (or direct any Employer to discontinue) its contributions and/or terminate the Plan and/or the Trust without any liability for the discontinuance or termination. Upon termination of the Plan and Trust, Plan assets held in trust will be used or distributed by the Trustee, in accordance with written directions of the Plan Administrator, solely to provide benefits to Members or their beneficiaries pursuant to criteria that do not provide disproportionate benefits to officers, shareholders or highly-compensated employees. From and after the date the Plan and Trust are terminated and until the final distribution of Plan assets, the Plan Administrator will continue to have all such powers provided under the Plan as are necessary and expedient for the orderly liquidation and distribution of Plan assets.

         8.3 Transfer of Trust Assets or Merger of Plan and Trust. All Plan assets may be transferred to, and this Plan and Trust may be merged with, any organization that is tax exempt under section 501(c)(9) of the Code, provided that any Plan assets so transferred will be used only to provide benefits for Members who are then participating or who later participate in the Plan or their beneficiaries.

         8.4 No Reversions. No Plan assets held in the Trust may revert or otherwise be paid to or inure to the benefit of any Employer, except to such extent (if any) as may be permitted under applicable provisions of ERISA and the Code.

9.       Miscellaneous.

         9.1 Nonassignability. No interest or claim of any kind under the provisions of the Plan is assignable, nor may any such interest or claim be subject to garnishment, attachment, execution or levy of any kind, and no attempt to transfer, assign, pledge or otherwise encumber or dispose of such interest by act of the person involved or by operation of law will be recognized.

         9.2 Limitation of Rights; Employment Relationship. Neither the Plan, the Trust, any modification of either of them, nor the payment of any benefits under them, will modify or affect in any respect the at-will and other terms of employment of any employee of Sybase or any of its affiliates.

         9.3 Indemnification and Insurance. Each Employer will indemnify its directors, officers and employees from the effects or consequences of their acts and omissions concerning the Plan and Trust, to the maximum extent permitted by applicable law. Such indemnity will cover all liability, including judgments, settlements and costs of defense. Any Employer may purchase insurance for its directors, officers, employees and agents to cover such potential liability.

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         9.4      Applicable Law; Severability. The Plan will be construed,
administered and governed in all respects in accordance with ERISA and other applicable federal law. If any Plan provision is susceptible of more than one interpretation, it will be interpreted in a manner which (a) is consistent with the Plan and Trust being tax exempt under section 501(c)(9) of the Code and an employee welfare benefit plan under section 3(1) of ERISA, and (b) will render the provision valid and enforceable to the maximum possible extent. If any Plan provision is held to be invalid or unenforceable by a court of competent jurisdiction, the remaining provisions of the Plan will continue to be fully effective.

         9.5 Headings. Headings in this Plan document are for purposes of reference only and will not limit or otherwise affect the meaning hereof.

10.      ERISA Information.

Sponsor:
         Sybase, Inc.
         One Sybase Drive
         Dublin, CA 94568

Identification Numbers:
         EIN: 94-2951005
         PN: 506

Plan Administrator:
         Sybase, Inc.
         Attention: Vice President, Human Resources
         One Sybase Drive
         Dublin, CA 94568
         (925) 236-____

Trustee:
         LaSalle National Bank
         Trustee of the Sabbatical Leave Plan of Sybase, Inc.
         135 South LaSalle Street
         Chicago, IL 60603

Agent for Service of Legal Process:
         Sybase, Inc.
         Attention: General Counsel
         One Sybase Drive
         Dublin, CA 94568

11.      Statement of ERISA Rights.

         [The following statement is required by ERISA]:

         As a Member of this Plan, you have certain rights and protections under ERISA.

                  (a) You may examine (without charge) all Plan documents, including any amendments and copies of all documents filed with the U.S. Department of Labor. These documents are available for your review in the Human Resources Department.

                  (b) You may obtain copies of Plan documents and other Plan information upon written request to the Plan Administrator. A reasonable charge may be made for such copies.

         In addition to creating rights for Members, ERISA imposes duties upon the people who are responsible for the operation of the Plan. The people who operate the plan (called "fiduciaries") have a duty to do so prudently and in the interests of you and the other Members. No one, including Sybase or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a benefit under the Plan or exercising your rights under ERISA. If your claim for a benefit under the Plan is denied, in whole or in part, you must receive a written explanation of the reason for the denial. You have the right to have the denial of your claim reviewed. (The claims and review procedures are explained in Section 7.)

         Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request materials and do not receive them within 30 days, you may file suit in a federal court. In such a case, the court may require the Plan Administrator to provide the materials and to pay you up to $110 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Plan Administrator. If you have a claim which is denied or ignored, in whole or in part, you may file suit in a state or federal court. If it should happen that the fiduciaries misuse Plan assets, or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a federal court.

         In any case, the court will decide who will pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees, for example, if it finds that your claim is frivolous.

         If you have any questions regarding the Plan, please consult the Human Resources Department. If you have any questions about this statement or about your rights under ERISA, or if you need assistance in obtaining documents from the Plan Administrator, you should contact the nearest area office of the Employee Benefits Security Administration, U.S. Department of Labor, listed in your telephone directory or the Division of Technical Assistance and Inquiries, Employee Benefits Security Administration, U.S. Department of Labor, 200 Constitution Avenue, N.W., Washington, D.C. 20210. You may also obtain certain publications about your rights and responsibilities under ERISA by calling the publications hotline of the Employee Benefits Security Administration.

                                TABLE OF CONTENTS

                                                                              PAGE
1. INTRODUCTION ............................................................   1
2. DEFINITIONS .............................................................   1
3. ELIGIBILITY FOR SABBATICAL LEAVE ........................................   3
   3.1 General Eligibility Rules ...........................................   3
   3.2 Eligibility Date ....................................................   3
   3.3 Scheduling and Process ..............................................   3
4. DURATION, EXPIRATION AND PAYMENT ........................................   4
   4.1 Duration ............................................................   4
   4.2 Expiration ..........................................................   5
       (a) General Rules ...................................................   5
       (b) International Assignments .......................................   5
   4.3 Forfeiture ..........................................................   6
   4.4 Payment .............................................................   6
       4.4.1 Rate of Payment ...............................................   6
       4.4.2 Manner of Payment .............................................   7
       4.4.3 Code Limitations ..............................................   7
   4.5 Other Benefits ......................................................   7
       4.5.1 Vacations .....................................................   7
       4.5.2 Paid Holidays .................................................   7
       4.5.3 Paid Sick Days ................................................   7
   4.6 At-Will Employment ..................................................   8
5. PLAN ADMINISTRATION .....................................................   8
   5.1 Plan Administrator ..................................................   8
   5.2 Allocation and Delegation of Duties .................................   8
   5.3 Duties and Powers of the Administrator ..............................   8
   5.4 No Discrimination ...................................................   9
   5.5 Notices and Instruments .............................................   9
   5.6 Plan and Trust Expenses .............................................   9
6. PLAN ASSETS .............................................................   9
   6.1 Trust ...............................................................   9
   6.2 Trust Agreement and Trust Fund ......................................   9
   6.3 Benefits Supported Only by Plan Assets ..............................   9

                                       (i)

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                               PAGE
    6.4    Funding .......................................................       9
7.  CLAIMS AND REVIEW PROCEDURES .........................................      10
    7.1    Claims Procedure ..............................................      10
    7.2    Review Procedure ..............................................      10
8.  AMENDMENT AND TERMINATION ............................................      10
    8.1    Amendment .....................................................      10
    8.2    Termination ...................................................      10
    8.3    Transfer of Trust Assets or Merger of Plan and Trust ..........      11
    8.4    No Reversions .................................................      11
9.  MISCELLANEOUS ........................................................      11
    9.1    Nonassignability ..............................................      11
    9.2    Limitation of Rights; Employment Relationship .................      11
    9.3    Indemnification and Insurance .................................      11
    9.4    Applicable Law; Severability ..................................      11
    9.5    Headings ......................................................      11
10. ERISA INFORMATION ....................................................      12
11. STATEMENT OF ERISA RIGHTS ............................................      12

                                      (ii)